UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 29, 2010

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
Delaware	333-147828-08	20-8650498
(States or other jurisdictions of incorporation or organization)	(Commission File Numbers)	(I.R.S. Employer Identification Numbers)

10511 East Central, Wichita, Kansas	67206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (316) 676-7111

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, Hawker Beechcraft, Inc., parent company of Hawker Beechcraft Acquisition Company, LLC, amended certain stock option agreements held by current employees of Hawker Beechcraft Corporation (“HBC”), its principal operating subsidiary, including stock option agreements with Messrs. Anderson, Shepherd, Brown, and Jiwanlal, each of whom is a named executive officer (the “Amendment”).

The Amendment related to a post termination of employment non-competition restrictive covenant. The non-competition covenant was amended to create a uniform ninety (90) day post employment non-competition period for employees of HBC party to such stock option agreements, including Messrs. Anderson, Shepherd, Brown, and Jiwanlal. Prior to the Amendment, Messrs. Anderson, Shepherd, Brown and Jiwanlal had been subject to a twenty-four (24) month non-competition period.

For the following named executive officers, the Amendment was reflected in the following numbers of options:

Officer	Number of Options
Worth W. Boisture, Jr.	0
Sidney E. Anderson	273,500
Scott A. Shepherd	227,000
William E. Brown	305,294
Sharad B. Jiwanlal	324,509

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/S/ SIDNEY E. ANDERSON
Sidney E. Anderson, Vice President and Chief Financial Officer

HAWKER BEECHCRAFT NOTES COMPANY

/S/ SIDNEY E. ANDERSON
Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: November 4, 2010

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